UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2012

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code (321) 984-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)   2012 Executive Incentive Bonus Plan

On February 29, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of RELM Wireless Corporation (the “Company”) adopted an executive incentive bonus plan for the fiscal year ending December 31, 2012 (the “Plan”) for the Company’s current “named executive officers” (for whom disclosure is required and shall be made in the Company’s definitive 2012 proxy statement pursuant to Item 402(c) of Regulation S-K), namely, David P. Storey, President and Chief Executive Officer, William P. Kelly, Executive Vice President and Chief Financial Officer, and James E. Gilley, Chief Technology Officer and Vice President.

Under the Plan,  each of the named executive officers is eligible to receive cash and stock option awards if the Company achieves reportable audited pre-tax net income for the fiscal year ending December 31, 2012 that is not less than 100% of the minimum criterion for pre-tax net income as specified in the Plan, provided that no executive officer shall be eligible to receive any such award unless he is still employed by the Company at the time the Committee acts to grant any such award.

The maximum aggregate amount of cash awards payable under the Plan to the named executive officers is 10% of the Company’s reportable audited pre-tax net income for the fiscal year ending December 31, 2012 at or above such minimum criterion for pre-tax net income, provided that the named executive officers may not receive cash awards that exceed 100% of their base salaries (the “Cash Award Pool”). The Cash Award Pool is allocable to the named executive officers as follows: 44% to Mr. Storey, 32% to Mr. Kelly and 24% to Mr. Gilley.

The maximum aggregate amount of stock option awards payable under the Plan to the named executive officers is 45,000 stock options upon the Company achieving reportable audited pre-tax net income for the fiscal year ending December 31, 2012 at or above such minimum criterion for pre-tax net income (the “Stock Option Award Pool”).  The Stock Option Award Pool is allocable to the  named executive officers as follows: 56% to Mr. Storey, 33% to Mr. Kelly and 11% to Mr. Gilley.  Any stock option award is to have an exercise price equal to either the book value per share or fair market value per share, whichever is greater on the date of grant, is to vest one-third on the date of grant and thereafter one-third on the first and second anniversaries of the date of grant (so long as the named executive officer is then employed by the Company) and is to have a term of ten years and such other terms designated by the Committee on the date of grant.

Under the Plan, the Committee may grant discretionary awards to the named executive officers if the Company achieves reportable audited pre-tax net income for the fiscal year ending December 31, 2012 below or above such minimum criterion for pre-tax net income.

Change of Control Agreements

Effective as of February 29, 2012, the Company entered into Change of Control Agreements (the “Change of Control Agreements”) with Messrs. Storey, Kelly and Gilley, which were approved by the Compensation Committee.  Each of these Change of Control Agreements has a term of four years, unless a “change of control” (as defined in the Change of Control Agreements) of the Company occurs within such four-year period, in which case, each Change of Control Agreement shall automatically be extended for twelve months after the date of such change of control.   Pursuant to the Change of Control Agreements, if a named executive officer’s employment is terminated within twelve months following a change of control (i) by the Company for any reason other than death, disability or “cause” (as defined in the Change of Control Agreements) or (ii) by the named executive officer for “good reason” (as defined in the Change of Control Agreements), the Change of Control Agreements provide that the named executive officers will receive certain payments and benefits.  These payments and benefits for each of Messrs. Storey, Kelly and Gilley are as follows:

●	Mr. Storey will receive (i) a cash payment equal to the sum of (x) 100% of his then-current base salary and (y) the average of his annual cash bonuses for the two fiscal years preceding the fiscal year in which termination occurs, (ii) health, life and disability insurance benefits for himself and, if applicable, his covered dependents for a period of twelve months after the date of termination and (iii) outplacement services for a period of twelve months following the date of termination, not to exceed $15,000.

●
Mr. Kelly will receive (i) a cash payment equal to the sum of (x) 75% of his then-current base salary and (y) the average of his annual cash bonuses for the two fiscal years preceding the fiscal year in which termination occurs, (ii) health, life and disability insurance benefits for himself and, if applicable, his covered dependents for a period of nine months after the date of termination and (iii) outplacement services for a period of nine months following the date of termination, not to exceed $11,250; and

●	Mr. Gilley will receive (i) a cash payment equal to the sum of (x) 50% of his then-current base salary and (y) the average of his annual cash bonuses for the two fiscal years preceding the fiscal year in which termination occurs, (ii) health, life and disability insurance benefits for himself and, if applicable, his covered dependents for a period of six months after the date of termination and (iii) outplacement services for a period of six months following the date of termination, not to exceed $7,500.

Each of these Change of Control Agreements contain term and post-termination confidentiality, non-solicitation and non-competition covenants. The post-termination non-solicitation and non-competition convents survive twelve months for Mr. Storey, nine months for Mr. Kelly and six months for Mr. Gilley, while the post-term confidentiality covenants survive indefinitely for each of them.

The foregoing description of the Change of Control Agreements for Messrs. Storey, Kelly and Gilley is not complete and is qualified in its entirety by reference to the full text of the Change of Control Agreements which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit Number	Description
10.1	Executive Change of Control Agreement dated and effective as of February 29, 2012 entered into by and between RELM Wireless Corporation and David P. Storey
10.2	Executive Change of Control Agreement dated and effective as of February 29, 2012 entered into by and between RELM Wireless Corporation and William P. Kelly
10.3	Executive Change of Control Agreement dated and effective as of February 29, 2012 entered into by and between RELM Wireless Corporation and James E. Gilley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION (Registrant)

Date: March 2, 2012	By:	/s/William P. Kelly
William P. Kelly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Executive Change of Control Agreement dated and effective as of February 29, 2012 entered into by and between RELM Wireless Corporation and David P. Storey
10.2	Executive Change of Control Agreement dated and effective as of February 29, 2012 entered into by and between RELM Wireless Corporation and William P. Kelly
10.3	Executive Change of Control Agreement dated and effective as of February 29, 2012 entered into by and between RELM Wireless Corporation and James E. Gilley